EXHIBIT 99.1

Lion Energy Corp. (TSX-V: LEO), Southern Star Energy Inc. (OTC
BB:SSEY) and Gold Star Resources Corp. (TSX-V: GXX) Announce
Proposed Business Combination

November 6, 2009: Lion Energy Corp. (“Lion”)(TSX-V: LEO), a Canadian exploration company focused on acquiring, exploring and developing oil and gas reserves in Central and East Africa, Southern Star Energy Inc. (“Southern”)(OTC BB:SSEY), a U.S.- based oil and gas exploration company with lease acreage properties in Louisiana, and Gold Star Resources Corp. (“Gold Star”)(TSX-V: GXX), a Canadian resource exploration company focused on the strategic acquisition and advancement of prospective oil and gas projects in West Africa, are pleased to announce that they have signed a non-binding letter of intent to complete a proposed business combination (the “Transaction”). Upon completion of the Transaction, the combined entity will be a mid-sized, well-capitalized company with domestic and international exploration operations, a seasoned management team, and a strong board of directors.

“The collaboration of Lion, Southern and Gold Star combines an excellent portfolio of diverse African exploratory opportunities and a solid platform for growth in North America. This acquisition also brings significant talent to continue adding opportunity and value for our shareholders,” said David Gibbs, President and CEO of Southern. “The combined company will be focused on the acquisition of additional strategic assets in North America so we can build a strong foundation of cash flow and stable growth opportunities. This will provide solid returns and fund and expand the combined company’s high potential exploration programs in Africa.”

It is anticipated that Lion will issue approximately 40 million of its common shares, with approximately 26 million being issued to the shareholders of Southern and approximately 14 million being issued to the shareholders of Gold Star in exchange for all of the outstanding shares of Southern and Gold Star.

The Transaction is subject to the completion of confirmatory financial and legal due diligence, definitive documentation, regulatory approvals, court approval and approval of the shareholders of each of Lion, Gold Star and Southern.

The securities offered will not be registered under the United States Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Act.

About Lion Energy Corp. (TSX-V: LEO)

Lion is a well-financed, Canadian exploration company with a vision to develop a significant presence in the developing oil and gas industry in Africa. Recently, Lion signed an agreement with Africa Oil Corp. (TSX-V: AOI) that grants Lion the right to earn an interest in five petroleum blocks located in the Republic of Kenya and in Puntland, Somalia. Lion also holds 14.76% interest in Encanto Potash Corp., a junior potash exploration company and a 20% interest in Sulphur Solutions Inc., an emerging fertilizer company developing state-of-the-art patented technology for the production of micronized sulphur fertilizer. For further information, please visit: www.lionenergycorp.com.

About Southern Star Energy Inc. (OTC BB:SSEY)

Southern, based in Houston, Texas, owns and operates a 40% interest in approximately 5,000 acres in the Haynesville Shale Play in Northwest Louisiana. Southern’s acreage contains excellent Haynesville Shale potential, as well as a successful Cotton Valley Sandstone development project. The Bossier Shale is also indicated productive on this acreage. To date, Southern has drilled 7 successful wells into the Cotton Valley. Three exploratory wells have also been drilled and successfully encountered substantial gas-bearing sections in the Haynesville and Bossier Shales. For further information, please visit: www.ssenergyinc.com.

About Gold Star Resources Corp. (TSX-V: GXX)

Gold Star is a Canadian exploration company focused on high-impact onshore opportunities in the petroleum systems of West Africa., with its key strategic presence in Liberia and the Ivory Coast. For further information, please visit: www.goldstarresources.com.

For further information, please contact:

Lion Energy Corp.	Southern Star Energy Inc.	Gold Star Resources Corp.
Brian Thurston	David Gibbs	Robert Dinning
President and CEO	President and CEO	Director
Tel: 604-688-6410	Tel: 832-375-0330	Tel: 604-641-4450

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Cautionary Statements to Shareholders – Forward Looking Statements

This news release contains certain “forward-looking statements” and “forward-looking information” under applicable securities laws, and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward looking statements include, among others, that the proposed Transaction will be completed, that the combined entity will add opportunity and value for its shareholders, that the combined entity will identify and acquire additional strategic assets in North America, that the combined entity will provide a foundation of cash flow, stable growth opportunities and solid returns and that the combined entity will expand its high potential exploration programs in Africa. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are based on a number of assumptions and subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. Assumptions upon which such forward-looking statements are based include that Lion, Gold Star and Southern will be able to negotiate and execute definitive transaction documentation, that the due diligence investigations by each of Lion, Gold Star and Southern will not identify any materially adverse facts or circumstances, that all required approvals will be obtained from the shareholders of each of Lion, Gold Star and Southern, that all required third party regulatory and governmental approvals to the Transaction will be obtained and all other conditions to completion of the Transaction will be satisfied or waived. It is important to note that actual outcomes and actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to vary materially from results anticipated by such forward-looking statements include: (1) the failure to complete the Transaction for whatever reason; (2) the failure to identify, acquire and develop additional exploration or production assets in North America or Africa; (3) the combined entity’s ability to raise the necessary financing for operations and to complete any acquisitions or pursue any further exploration and development opportunities; (4) the combined entity’s ability to navigate through the challenging economy while moving forward; (5) risks inherent in the oil and gas industry; (6) the number of competitors in the oil and gas industry with greater technical, financial and operations resources and personnel; (7) fluctuations and volatility in world prices and markets for oil and gas due to domestic, international, political, social, economic and environmental factors beyond the combined entity’s control; (8) the uncertainty of the requirements demanded by environmental agencies; (9) the combined entity’s ability to hire and retain qualified employees and consultants; and (10) the fact that there is no certainty that any commercial quantities of oil and gas will be found or recoverable on any of its current and future exploration targets or that any such resources will be commercially viable to produce.

Each of Lion, Gold Star and Southern undertake no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events, changes in management’s estimates or opinions or otherwise, unless so required by applicable laws or regulatory policies. For additional discussion of risks and uncertainties, readers should also refer to the annual Management’s Discussion and Analysis and other filings for each of Lion and Gold Star filed with the securities regulatory authorities in Canada and available at www.sedar.com and the annual report and other filings for Southern filed with the securities regulatory authorities in the United States and available at www.sec.gov. The reader is cautioned not to place undue reliance on forward-looking statements.